UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2011

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company entered into a Stockholders Agreement dated October 5, 2011 with Mr. Qingjie Zhao, the former Chief Executive Officer and former Chairman of the Board of Directors, and a holder of 27% of the outstanding common stock of the Company. Pursuant to the Stockholders Agreement, Mr. Zhao has agreed, during the term of the agreement, that in any election of directors he will vote all of his shares of voting stock, other than in respect of one director (as to which he may vote in any manner) in the same proportion as all other stockholders vote for director nominees. The agreement expires 5 years after its effective date or on the date on which the Company’s securities no longer are registered under the Securities Act of 1934, whichever occurs first.

Also, the Agreement contemplates that, and the Company expects to, the Company’s Bylaws will be amended within 5 days in order to incorporate “proxy access” rules. Under these rules, each holder, individually or through a group, of 3% or more of the Company’s common stock who has held such shares for not less than one year will have the right to designate 2 directors for the Board, provided that certain notice and other requirements are met. The Bylaws also will be amended to eliminate stockholders’ right to act by written consent. The Bylaw provision containing these proxy access rules cannot be amended without approval of 2/3 of the outstanding stock of the Company.

The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.1.

Safe Harbor Statement

This current report on Form 8-K includes certain statements that are not descriptions of historical facts, but are forward-looking statements.  Such statements include, among others, future elections of the Company’s Board of Directors.  Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “expect,” “may,” “should,” “anticipate,” “future,” “intend,” “is/are likely to,” “proposed,” “estimate” or similar expressions. Such information is based upon assumptions and expectations of the Company’s management that were reasonable when made but may prove to be incorrect. All of such assumptions and expectations are inherently subject to uncertainties and contingencies beyond the Company’s control and based upon premises with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company’s most recent Quarterly Reports on 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and the Company’s subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov. All information provided in this current report and in the attachments is as of the date of this current report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Stockholder Agreement, by and between the Company and Qingjie Zhao, dated October 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: October 6, 2011

/s/ Aijun Jiang
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Stockholder Agreement, by and between the Company and Qingjie Zhao, dated October 5, 2011.